12

     As filed with the Securities and Exchange Commission on August 28, 2002
                              Registration No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          The Sports Club Company, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                    95-4479735
(State or other jurisdiction of
incorporation or organization)             (I.R.S. Employer Identification No.)

             The Sports Club Company, Inc. 2001 Incentive Stock Plan
                              (Full title of Plan)

                  Rex A. Licklider, Co-Chief Executive Officer
                       11100 Santa Monica Blvd., Suite 300
                          Los Angeles, California 90025
                                 (310) 479-5200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                ---- -------------------------------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================

 Title of                  Proposed Maximum   Proposed Maximum Proposed Maximum
Securities to Amount to be Offering Price Per Aggregate Offering   Amount of
be Registered  Registered        Share             Price       Registration Fee

Common Stock,
$0.01 par value 2,500,000 (1)    $2.00 (2)      $5,000,000 (2)      $460.00

(1) Plus an indeterminate number of shares which may be required to be issued or may be issued pursuant to the antidilution provisions of the plan in the event of merger, consolidation, recapitalization or similar event.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as amended (the "Securities Act"). The above calculation is based on the average of the high and low sale price of the common stock, $0.01 par value (the "Common Stock") of the Registrant as reported on the American Stock Exchange on August 26, 2002.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This registration statement on Form S-8 (the "Registration Statement") is being filed to register 2,500,000 shares of Common Stock of The Sports Club Company, Inc., a Delaware corporation (the "Registrant") issuable under The Sports Club Company, Inc. 2001 Incentive Stock Plan. The documents containing the information specified in Part I of the Form S-8 will be or have been sent or given to participants in the plan, as specified by Rule 428 (b) (1) under the Securities Act. These documents are not submitted to the Securities and Exchange Commission (the "Commission") with this Registration Statement, in accordance with the Note to Part I of Form S-8. These documents, together with the documents incorporated by reference into this Registration Statement in Item 3 of Part II, shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.           Plan Information.

                  See above.


Item 2.           Registrant Information and Employee Plan Annual Information.

                  See above.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

                  The Registrant is subject to the informational and reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports, proxy statements and other information with the Commission. The documents listed below, which Registrant has filed with the Commission, are specifically incorporated by reference into this Registration Statement and form an integral part of this Registration Statement. All other documents subsequently filed with the Commission pursuant to the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement indicating that all shares of Common Stock offered hereby have been sold or which deregisters all the shares of Common Stock then remaining unsold will automatically update and supersede the information contained in the listed documents, and shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein which is deemed modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     (a) Annual Report on Form 10-K for the year ended December 31, 2001, filed March 29, 2002 (File No. 1-13290). (b) Form 10-Q for the quarter ended March 31, 2002, filed May 10, 2002 (File No. 1-13290).

     (c) Definitive Proxy Statement filed with the Commission on July 17, 2002, pursuant to Section 14(a) of the 1934 Act.

     (d) Form 10-Q for the quarter ended June 30, 2002, filed August 14, 2002 (File No. 1-13290).

     (e) The  description of Registrant's  securities  contained in Registrant's
(i) Registration Statement on Form S-1 as filed with the Commission on June 14, 1994, as amended by Pre-Effective Amendment No. 1, filed August 15, 1994, Pre-Effective Amendment No. 2, filed August 8, 1994, Pre-Effective Amendment No. 3, filed September 14, 1994, Pre-Effective Amendment No. 4, filed October 3, 1994, Pre-Effective Amendment No. 5, filed October 12, 1994 and Post-Effective Amendment No. 1, filed October 18, 1994 (collectively, the "S-1 Registration Statement"); such S-1 Registration Statement being declared effective by the Commission on October 13, 1994 (File No. 33-79552) and (ii) Registration Statement on Form S-2 as filed with the Commission on February 27, 1998, as amended by Pre-Effective Amendment No. 1, filed March 5, 1998, Pre-Effective Amendment No. 2, filed March 30, 1998, Pre-Effective Amendment No. 3, filed April 1, 1998 and Post-Effective Amendment No. 1, filed June 12, 1998
(collectively, the "S-2 Registration Statement"), such S-2 Registration Statement being declared effective by the Commission on April 1, 1998 (File No. 333-46973).


Item 4.           Description of Securities.

                  Not  applicable.


Item 5.           Interests of Named Experts and Counsel.

                  None.

Item 6.           Indemnification of Directors and Officers.

                  Registrant's Restated Certificate of Incorporation (the "Certificate") includes provisions that limit the liability of its directors. As permitted by applicable provisions of the Delaware General Corporation Law (the "Delaware Law"), directors will not be personally liable to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law, or (iv) for any transaction from which a director derives an improper personal benefit.

                  Should Delaware Law be amended to authorize further reductions in liability, then with the approval of Registrant's stockholders, directors shall not be liable for any such breach to the fullest extent permitted by Delaware Law. The Certificate does not permit any repeal or modification that would adversely affect any right or protection of a director existing at the time of such repeal or modification. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission. The provisions of the Certificate described above apply to officers of the Registrant only if they are directors of the Registrant and are acting in their capacity as directors and does not apply to officers of the Registrant who are not directors.

                  The Registrant's Bylaws, as amended, authorize the Registrant to indemnify its directors and officers to the full extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary under Delaware Law, and the Registrant has entered into indemnification agreements (the "Indemnification Agreements") with each of its directors and officers. These Indemnification Agreements constitute binding agreements between the Registrant and each of the other parties thereto, and thus will prevent the Registrant from modifying its indemnification policy in a way that is adverse to any person who is a party to an Indemnification Agreement.

                  The Registrant maintains a policy of directors' and officers' liability insurance coverage at limits of $10,000,000 for each policy year.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.


Item 8.           Exhibits.

Exhibit
Number   Description

3.1 (1)  Restated Certificate of Incorporation of the Registrant.

3.2 (1)  Bylaws of the Registrant.

3.3 (2)  Amendment to Bylaws dated February 1, 1995.

5.1      Opinion of Greenberg Glusker Fields Claman Machtinger &
         Kinsella LLP, counsel to Registrant.

23.1     Consent of Greenberg Glusker Fields Claman Machtinger &
         Kinsella LLP (included in Exhibit 5.1).

23.2     Consent of KPMG LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

(1) Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1, declared effective on October 13, 1994 (SEC File No. 33-79552).

(2) Previously filed with the Commission as an Exhibit to Registrants' Annual Report on Form 10-K/A, filed on October 14, 1997 (SEC File No.1-13290).

Item 9.           Undertakings.

1.       The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 12 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 28th day of August, 2002.


                            THE SPORTS CLUB COMPANY, INC.



                            By:        /s/ Rex A. Licklider
                                       ----------------------------------------
                                     Rex A. Licklider
                                     Vice Chairman of the Board and
                                     Co-Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         Each person whose signature appears below hereby appoints D. Michael Talla and Rex A. Licklider, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                     Title                           Date


/s/ D. Michael Talla             Chairman of the Board and     August 28, 2002
----------------------------
----------------------------
D. Michael Talla                 Co-Chief Executive Officer

/s/ Rex A. Licklider             Vice Chairman of the Board    August 28, 2002
----------------------------
----------------------------
Rex A. Licklider                 And Co-Chief Executive
                                 Officer

/s/ Nanette Pattee Francini      Director and Executive        August 28, 2002
----------------------------
----------------------------
Nanette Pattee Francini          Vice President

/s/ Timothy M. O'Brien           Principal Financial and       August 28, 2002
----------------------------
----------------------------
Timothy M. O'Brien               Accounting Officer

/s/ Andrew L. Turner             Director                      August 28, 2002
----------------------------
----------------------------
Andrew L. Turner

/s/ Brian J. Collins             Director                      August 28, 2002
----------------------------
----------------------------
Brian J. Collins

/s/ George J. Vasilakos          Director                      August 28, 2002
----------------------------
----------------------------
George J. Vasilakos

/s/ Charles A. Norris            Director                      August 28, 2002
----------------------------
----------------------------
Charles A. Norris

                                INDEX TO EXHIBITS


Exhibit
Number   Description

5.1 Opinion of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, counsel to Registrant.

23.1 Consent of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP (included in Exhibit 5.1).

23.2              Consent of KPMG LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

                                   Exhibit 5.1


    [Letterhead of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP]



                                 August 23, 2002

The Sports Club Company, Inc.
11100 Santa Monica Boulevard, Suite 300
Los Angeles, CA  90025

Ladies and Gentlemen:

         We have acted as counsel to The Sports Club Company, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, 2,500,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock") issuable pursuant to the Company's 2001 Incentive Stock Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement.

         In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, facsimile or electronic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued in accordance with the Plan, will be duly and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         Our opinion is limited to the laws of the State of California, the corporate laws of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                     Very truly yours,



                         GREENBERG GLUSKER FIELDS CLAMAN
                            MACHTINGER & KINSELLA LLP

                                  Exhibit 23.2


                              [Letterhead of KPMG]




                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
The Sports Club Company, Inc.



We consent to the use of our report dated February 23, 2002, except for Note 15 which is as of March 18, 2002, with respect to the consolidated balance sheets of The Sports Club Company, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001 and related schedule, incorporated herein by reference.



KPMG LLP



Los Angeles, California
August 26, 2002